EXHIBIT 5.1
[GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]
December 4, 2006

(214) 698-3100	03896-00031
(214) 571-3400
Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240
     Re: Atmos Energy Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Atmos Energy Corporation (the “Company”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on the date hereof, in connection with the offering and issuance from time to time by the Company of the following: (i) one or more series of its debt securities (the “Debt Securities”) and (ii) shares of its Common Stock, no par value per share (the “Common Stock”), together with the rights associated therewith (the “Rights”) under the Company’s Rights Agreement, dated as of November 12, 1997, as amended (the “Rights Agreement”). The foregoing securities are herein collectively referred to as the “Securities.” All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.
     In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

Atmos Energy Corporation
December 4, 2006

     For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:
(1)	The Amended and Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”);

(2)	The Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”);

(3)	The form of Indenture between the Company and the trustee for the Debt Securities filed as an exhibit to the Registration Statement (as amended or supplemented in accordance with the terms thereof, the “Indenture”);

(4)	The Rights Agreement;

(5)	Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

(6)	Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.
     On the basis of the foregoing examination, and in reliance thereon and on the statements of fact therein, and subject to completion of the corporate action required to be taken by the Company based on the type of Security being issued (including, without limitation, the due reservation of any Common Stock for issuance), the due execution and delivery of the Indenture and the relevant instrument representing any Debt Securities pursuant to which such Debt Securities may be issued and the assumptions, qualifications and limitations stated herein, we are of the opinion that:
1.	When the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement (as hereinafter defined) relating to any such Debt Securities, the Debt Securities will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relieve or other equitable remedies.

Atmos Energy Corporation
December 4, 2006

2.	When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock and the associated Rights will be validly issued and the Common Stock will be fully paid and nonassessable.
     The opinions set forth herein are subject to the following assumptions, qualifications and limitations being true and correct at or prior to the time of the delivery of any Security:
     (a) the Board of Directors of the Company will have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles of Incorporation and Bylaws, each as amended through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Security is offered and will not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);
     (b) the Registration Statement, and any amendments thereto (including post-effective amendments), filed under the Act and the effectiveness thereof will not have been terminated or rescinded;
     (c) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the SEC describing the Securities offered thereby;
     (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein;
     (e) with respect to Debt Securities, the trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed as an exhibit to the Registration Statement (to the extent not theretofore filed);

Atmos Energy Corporation
December 4, 2006

     (f) in the case of an indenture pursuant to which any Debt Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein; and
     (g) with respect to any Rights, we have assumed that the Board of Directors of the Company acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement; and we express no opinion as to the determination a court of competent jurisdiction may make regarding whether the Board of Directors would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time. Furthermore, it should be understood that our opinion addresses the Rights and the Rights Agreement in their entirety and not any particular provision of the Rights or the Rights Agreement and that it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.
     This opinion is limited to the present laws of the States of Texas and New York, the present federal laws of the United States, and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to the effect of the laws of the Commonwealth of Virginia on the issuance, payment and nonassessability of the Common Stock or associated Rights. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.
Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP